UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Amylin Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2006

Dear Stockholders:

It is my pleasure to invite you to Amylin’s 2006 Annual Meeting of Stockholders. We will hold the meeting on Wednesday, May 17, 2006, at 10:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121. During the annual meeting, we will discuss each item of business described in the enclosed Notice of Annual Meeting and Proxy Statement and provide a corporate overview. There will also be time for questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement provides information about Amylin in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card and return it in the prepaid envelope; or vote in person at the meeting.

Sincerely,

Ginger L. Graham
President and Chief Executive Officer

AMYLIN PHARMACEUTICALS, INC.

9360 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2006

Dear Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc., a Delaware corporation. The meeting will be held on Wednesday, May 17, 2006 at 10:00 a.m. local time at our corporate offices located at 9360 Towne Centre Drive, San Diego, California 92121, for the following purposes:

1.                To elect directors to serve for the ensuing year and until their successors are elected.

2.                To approve an increase of 6,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan.

3.                To approve an increase of 500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan.

4.                To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

5.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is March 24, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. If you are unable to attend the annual meeting, you may listen to a webcast of it on our website, www.amylin.com.

By Order of the Board of Directors

Ginger L. Graham
President and Chief Executive Officer
San Diego, California
April 17, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice, or vote by telephone or on the Internet as instructed in the proxy statement accompanying this notice, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

AMYLIN PHARMACEUTICALS, INC.

9360 Towne Centre Drive

San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006

Questions And Answers

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Amylin Pharmaceuticals, Inc. is soliciting your proxy to vote at its 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy by telephone or on the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about April 17, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 24, 2006, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 111,796,908 shares of common stock outstanding and entitled to vote. At the close of business on April 4, 2006, there were 123,413,873 shares of common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card, or submit your proxy by telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are four matters scheduled for a vote at the annual meeting:

•       the election of directors,

•       the approval of an increase of 6,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan,

•       the approval of an increase of 500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan, and

•       the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy either by telephone or on the Internet or by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote by telephone, dial the toll free number 1-800-690-6903 using any touch tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 16, 2006 to be counted.

•       To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 16, 2006 to be counted.

•       To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Participants in the 401(k) Plan

If you are a participant in our 401(k) plan, the enclosed proxy card will serve to direct Fidelity Management Trust Company, as trustee of our 401(k) plan, regarding how to vote the shares of our common stock attributable to your individual account under the 401(k) plan. Your directions to Fidelity will be tabulated confidentially. Fidelity will vote shares as instructed by participants. If you do not provide voting directions to Fidelity by May 16, 2006, the shares attributable to your account will not be voted.

Note Regarding Internet Voting

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on March 24, 2006, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan,  “For” the approval of an increase in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan, and “For” the ratification of the selection of Ernst & Young LLP as our independent auditors. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $7,000, plus reimbursement of out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       you may submit another properly completed proxy with a later date,

•       you may send a written notice that you are revoking your proxy to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121, or

•       you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 18, 2006, to our Corporate Secretary at 9360 Towne Centre Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than January 16, 2007. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, and include the election of directors and the ratification of the selection of our independent auditors. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the approval of the increase of 6,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan and the approval of the increase of 500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the eleven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•       To be approved, the increase of 6,500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Equity Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

•       To be approved, the increase of 500,000 shares in the aggregate number of shares of our common stock authorized for issuance under our 2001 Employee Stock Purchase Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

•       To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 111,796,908 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 55,898,455 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

INTRODUCTION

Our Board of Directors currently consists of twelve members and will be reduced to eleven members at our Annual Meeting of Stockholders. One of our directors, Terrance H. Gregg, has decided he will not stand for re-election due to other business commitments. Each director is to be elected at the annual meeting to serve until our 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal.

There are eleven nominees for director this year:  Steven R. Altman; Vaughn D. Bryson; Joseph C. Cook, Jr.; Karin Eastham; James R. Gavin III; Ginger L. Graham; Howard E. Greene, Jr.; Jay S. Skyler; Joseph P. Sullivan; Thomas R. Testman; and James N. Wilson. Each of the nominees is currently a director of Amylin and, except for Ms. Eastham, Dr. Gavin, and Mr. Altman, was elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The eleven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the eleven nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We require all of our directors and nominees for director to attend our annual meeting of stockholders, absent an irreconcilable conflict. All of our directors that were elected by our stockholders attended the 2005 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of February 15, 2006 for each nominee for director.

Name	Age	Position
Ginger L. Graham	50	President, Chief Executive Officer and Director
Joseph C. Cook, Jr.	64	Chairman of the Board
Steven R. Altman	44	Director
Vaughn D. Bryson	67	Director
Karin Eastham	56	Director
James R. Gavin III, M.D., Ph.D.	60	Director
Howard E. Greene, Jr.	63	Director
Jay S. Skyler, M.D., MACP.	59	Director
Joseph P. Sullivan	63	Director
Thomas R. Testman	69	Director
James N. Wilson	62	Director

Ms. Graham has been our President and Chief Executive Officer since September 2003. Ms. Graham has served as a director since November 1995 and currently serves on the Finance Committee. She previously served on the Audit Committee and the Nominating and Governance Committee. From February 2000 until June 2003, Ms. Graham held various positions with Guidant Corporation, notably as Advisor to the President, Group Chairman; Office of the President; and President of the Vascular Intervention Group and Vice President. Ms. Graham held various positions with Eli Lilly and Company from 1979 to 1992 including sales, marketing and strategic planning positions. She serves on the board of directors of the Pharmaceutical Research and Manufacturers of America, the California Healthcare Institute, the Harvard Business School Health Advisory Board, the Harvard Business School Dean’s

Advisory Board, the Advisory Board for the Kellogg Center for Executive Women, the Advisory Board for the California Council on Science and Technology, and the University of California, San Diego Health Sciences Advisory Board. Ms. Graham received an M.B.A. from Harvard University.

Mr. Cook has been our Chairman of the Board since March 1998. He currently serves as chair of our Finance Committee. He served as Chief Executive Officer from March 1998 until September 2003. From 1994 to 1998, Mr. Cook served as a member of our Board and a consultant to us. Mr. Cook is a founder and serves as Chairman of the Board of Microbia, Inc., a privately held biotechnology company. He also serves as a director of Corcept Therapeutics Incorporated. Mr. Cook is also a founder of Mountain Group Capital, LLC, Clinical Products, Inc., and Mountain Ventures, Inc. Mr. Cook also serves as Chairman of the Advisory Board of the College of Engineering, University of Tennessee, on the Board of Trustees for Louisville Presbyterian Theological Seminary and the Board of Mercy Ministries, Inc. He formerly served as Vice-Chairman of the Board of the American Diabetes Research Foundation. Mr. Cook retired as a Group Vice President of Eli Lilly and Company in 1993 after more than 28 years of service. Mr. Cook received a B.S. in Engineering from the University of Tennessee.

Mr. Altman has served as a director since March 2006 and serves on the Compensation and Human Resources Committee. He currently serves as President of QUALCOMM Incorporated. He joined QUALCOMM in 1989 as Corporate Counsel responsible for licensing and acquisitions, and was appointed Vice President and General Counsel in 1992. He became General Manager of QUALCOMM Technology Licensing (QTL) at the formation of the group in 1995 and was named Senior Vice President in 1996. In 1998, Mr. Altman was named Executive Vice President, then President of QTL in 2000 until his appointment as President of QUALCOMM in 2005. Mr. Altman serves on the Board of Trustees of The Salk Institute. He received his law degree from the University of San Diego.

Mr. Bryson has served as a director since July 1999 and serves as the chair of our Nominating and Governance Committee and on the Compensation and Human Resources Committee. Mr. Bryson was a thirty-two year employee of Eli Lilly and Company and retired as its President and Chief Executive Officer in 1993. He was Executive Vice President from 1986 until 1991, and served as a member of Eli Lilly’s board of directors from 1984 until his retirement in 1993. Mr. Bryson was Vice Chairman of Vector Securities International from April 1994 to 1996. Mr. Bryson is President of Clinical Products, Inc., which develops and markets medical foods for people with diabetes and obesity. He serves on the board of directors of AtheroGenics, Inc., Chiron Corporation and ICOS Corporation. Mr. Bryson received a B.S. in Pharmacy from the University of North Carolina and completed the Sloan Program at the Stanford University Graduate School of Business.

Ms. Eastham has served as a director since September 2005 and serves on the Audit Committee. She has over 25 years experience in financial and operations management, primarily in life sciences companies. She currently serves as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees of the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research and the home to three research centers—a Cancer Center, the Del E. Webb Center for Neuroscience and Aging and a Center for Research on Infectious and Inflammatory Diseases. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer, and Secretary of Diversa Corporation. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from 1976 to 1988. Ms. Eastham also serves as a director for Tercica, Inc., Illumina, Inc., and SGX Pharmaceuticals, Inc. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director.

Dr. Gavin has served as a director since December 2005 and serves on the Nominating and Governance Committee. Dr. Gavin is currently the interim Chief Executive Officer of MicoIslets, Inc. and is Clinical Professor of Medicine, Emory University School of Medicine. He also serves as Executive Vice President for Clinical Affairs, Healing Our Village, Inc. He was President of the Morehouse School of Medicine from 2002 to 2004. Dr. Gavin is a member of the board of directors of Baxter International Inc., Anastasia Marie Laboratories, Inc., dLife, Inc., and MicroIslets, Inc. Dr. Gavin was Chairman of the board of directors of Equidyne Corporation from August 2001 to 2003. He was also a member of the board of directors of Taste for Living, Inc. from 1999 to 2002. From 1991 to 2002, Dr. Gavin was the Senior Scientific Officer of the Howard Hughes Medical Institute. From 2002 until 2005, he served as National Chairman of the National Diabetes Education Program. He completed his B.S. in Chemistry at Livingstone College, a Ph.D. in Biochemistry at Emory University and his M.D. at Duke University Medical School. Dr. Gavin has received numerous civic and academic awards and honors.

Mr. Greene is our co-founder and has served as a director since our inception in 1987. Mr. Greene serves on the Finance Committee. Mr. Greene is an entrepreneur who has participated in the founding and/or management of eleven medical technology companies over two decades, including three companies for which he served as chief executive officer. From 1987 to 1996, Mr. Greene served as our Chief Executive Officer. From 1986 until 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech from 1979 until its acquisition by Eli Lilly and Company in 1986, and he was co-inventor of Hybritech’s patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979 and a consultant with McKinsey & Company from 1967 to 1974. He is a director of Biosite Incorporated. Mr. Greene received an M.B.A. from Harvard University.

Dr. Skyler has served as a director since August 1999. He is Professor of Medicine, Pediatrics and Psychology, in the Division of Endocrinology Diabetes and Metabolism; and Associate Director for Academic Programs at the Diabetes Research Institute; all at the University of Miami Miller School of Medicine in Florida, where he has been employed since 1976. He is also Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases of the Type 1 Diabetes TrialNet clinical trial network, and serves on the board of directors of DexCom, Inc. Dr. Skyler has served as President of the American Diabetes Association and as Vice President of the International Diabetes Federation. Dr. Skyler serves on the editorial board of several diabetes and general medicine journals. He received his B.S. from Pennsylvania State University, his M.D. from Jefferson Medical College, and completed postdoctoral studies at Duke University Medical Center.

Mr. Sullivan has served as a director since September 2003 and serves on the Audit Committee and the Finance Committee. Mr. Sullivan is currently Chairman of the Board of Advisors of RAND Health and Vice Chairman of the Board of the UCLA Medical Center. From 2000 to 2003, Mr. Sullivan served as Chairman, Chief Executive Officer and a director of Protocare, Inc. From 1993 to 1999, he served as Chairman, Chief Executive Officer and a director of American Health Properties, Inc. For the previous twenty years, Mr. Sullivan was an investment banker with Goldman Sachs. Mr. Sullivan also currently serves on the board of directors of Covenant Care, Inc. (a private nursing home company) and Health Care Property Investors, Inc. (a real estate investment trust). Mr. Sullivan received his M.B.A. from Harvard University and his J.D. from the University of Minnesota Law School.

Mr. Testman has served as a director since December 2002 and serves as the chair of our Audit Committee. Mr. Testman is a former managing partner of Ernst & Young, LLP where, during his tenure from 1962 to 1992, he served as managing partner of both Health Care Services and Management Consulting Services for the West Coast and national practices. He also served as an area managing partner for the audit and tax practice. Mr. Testman currently serves on the board of directors of Endocare, Inc. He formerly served as Chairman of the Board of Specialty Laboratories, Inc. and on the board of directors of three other publicly held companies. He also serves on the board of four privately held health-care companies. He received an M.B.A. from Trinity University and is a Certified Public Accountant (retired).

Mr. Wilson has served as a director since March 2002 and serves as the chair of our Compensation and Human Resources Committee and on the Nominating and Governance Committee. He is a director and Chairman of the Board of both Corcept Therapeutics Inc. and NuGEN, Inc. From 1996 to 2001, Mr. Wilson was Chairman of the Board of Amira Medical, Inc. From 1990 to 1994, Mr. Wilson served as President and Chief Operating Officer of Syntex Corporation. Prior to 1990, he served in various senior management positions, including Chief Executive Officer for Neurex Corporation and LifeScan, Inc. Mr. Wilson serves on the board of directors of the Palo Alto Medical Foundation, A Stepping Stone Foundation (pre-school education) and the Insight Prison Project. Mr. Wilson received his B.A. and M.B.A. from the University of Arizona.

Background of Executives Not Listed Above

The following is biographical information as of February 15, 2006 for each of our executives not listed above.

Name	Age	Position
Daniel M. Bradbury	44	Chief Operating Officer
Alain D. Baron, M.D.	52	Senior Vice President, Research
Roger Marchetti	47	Senior Vice President, Human Resources and Corporate Services
Dwayne M. Elwood	57	Senior Vice President, Marketing
Orville G. Kolterman, M.D.	58	Senior Vice President, Clinical and Regulatory Affairs
Mark G. Foletta	45	Senior Vice President, Finance and Chief Financial Officer
Craig A. Eberhard	46	Vice President, Sales
Lloyd A. Rowland	49	Vice President, Legal, General Counsel, Secretary and Chief Compliance Officer
Gregg Stetsko, Ph.D.	49	Vice President, Operations

Mr. Bradbury has served as our Chief Operating Officer since June 2003, and previously served as Executive Vice President since June 2000. He previously served as Senior Vice President, Corporate Development from April 1998 to June 2000 and as Vice President of Marketing from 1995 to 1998. From 1994 to 1995, Mr. Bradbury, a native of the United Kingdom, served as Director of Marketing for Amylin Europe Limited. Prior to joining us, Mr. Bradbury was employed by SmithKline Beecham Pharmaceuticals from 1984 to 1994, where he held a number of positions, most recently as Associate Director, Anti-Infectives in the Worldwide Strategic Product Development Division. He is a director of Illumina, Inc. and two privately held biotechnology companies. Mr. Bradbury is a member of the Royal Pharmaceutical Society of Great Britain and serves on the Advisory Council of the Keck Graduate Institute. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education.

Dr. Baron has served as our Senior Vice President, Research since September 2004, and previously served as Senior Vice President, Clinical Research since June 2002. He previously served as Vice President, Clinical Research since December 1999. Dr. Baron has been clinical Professor of Medicine at the University of California, San Diego, and Clinical VA Staff Physician at the VA Medical Center, San Diego, since 2001. From 1989 to 2000, Dr. Baron worked for the Indiana University School of Medicine, where he served as Professor of Medicine and Director, Division of Endocrinology and Metabolism. Earlier, Dr. Baron held academic and clinical positions in the Division of Endocrinology and Metabolism at the University of California, San Diego, and the Veterans Administration Medical Center in San Diego. He is the recipient of several prestigious awards for his research in diabetes and vascular disease, including the 1996 Outstanding Clinical Investigator Award from the American Federation for Medical Research, several awards from the American Diabetes Association, and is a current National Institutes of Health MERIT award recipient. He earned his M.D. from the Medical College of Georgia, Augusta, and completed postdoctoral studies at the University of California, San Diego.

Mr. Elwood has served as Senior Vice President, Marketing since January 2003. Prior to joining us, Mr. Elwood served as a consultant to various pharmaceutical companies and other companies regarding pharmaceutical industry matters from November 2001 to January 2003. He served as Senior Vice President, Marketing and Sales at Corixa Corporation from December 2000, when Corixa acquired Coulter Pharmaceuticals, Inc., to November 2001. Mr. Elwood served in various positions at Coulter from 1997 until its acquisition by Corixa, including as Chief Commercial Officer beginning in 1999, and Senior Vice President, Marketing and Sales beginning in 1997. Earlier, Mr. Elwood served as Executive Director, New Product Development from 1990 to 1995, and Vice President, New Product Development from 1995 to 1997 for Ortho-McNeil Pharmaceutical, a division of Johnson & Johnson. From 1983 to 1990, Mr. Elwood served in various positions at Bristol-Myers Squibb Company. He received his B.S. in Business Administration, with a special emphasis in Marketing and Accounting, from California State University.

Dr. Kolterman has served as Senior Vice President, Clinical and Regulatory Affairs since August 2005. Dr. Kolterman previously served as Senior Vice President, Clinical Affairs from February 1997 to August 2005, Vice President, Medical Affairs from 1993 to 1997, and Director, Medical Affairs from 1992 to 1993. From 1983 to 1992, he was Program Director of the General Clinical Research Center and Medical Director of the Diabetes Center, at the University of California, San Diego Medical Center. Since 1989, he has been Adjunct Professor of Medicine at the University of California, San Diego. From 1978 to 1983, he was Assistant Professor of Medicine in the Endocrinology and Metabolism Division at the University of Colorado School of Medicine, Denver. He was a member of the Diabetes Control and Complications Trial Study Group and presently serves as a member of the Epidemiology of Diabetes Intervention and Complications Study. He is also a past-president of the California Affiliate of the American Diabetes Association. Dr. Kolterman earned his M.D. from Stanford University School of Medicine.

Mr. Marchetti has served as our Senior Vice President, Human Resources and Corporate Services since November 2005. Prior to joining us, he served as Vice President, Human Resources for Guidant Corporation from July 2002 to October 2005. Prior to this role, he served as Vice President, Finance and Information Systems, Guidant Europe, Middle East, Africa, and Canada, since the beginning of 2001. From 1999 through 2000, he served as Vice President, Human Resources for Guidant’s Vascular Intervention group, and served as Guidant’s first Corporate Controller and Chief Accounting Officer from 1994 to 1999. He joined Eli Lilly and Company’s Medical Devices and Diagnostics division in 1988. In 1992, he became Financial Manager of Lilly’s pharmaceutical manufacturing operations in Indianapolis. From 1980 to 1986, he was with the audit staff of Touche Ross & Co. (currently Deloitte). He is a Certified Public Accountant, and a graduate of LaSalle University in Philadelphia. He also received a MBA from the Ross School of Business at the University of Michigan.

Mr. Eberhard has served as Vice President, Sales since May 2003. Prior to joining us, Mr. Eberhard was Regional Vice President, Sales, at Pharmacia Corporation, for which he had worked for 21 years. During his career with Pharmacia Corporation and its related pre-merger companies, he held positions in sales, sales management, corporate training, sales operations, and managed care before assuming the Vice President, Sales position. Mr. Eberhard received his B.S. in Biology from California Lutheran University.

Mr. Foletta has served as Senior Vice President, Finance and Chief Financial Officer since March 2006. Mr. Foletta previously served as Vice President, Finance and Chief Financial Officer from March 2000 to March 2006. Mr. Foletta previously served as a Principal of Triton Group Management, Inc. from 1997 to 2000. From 1986 to 1997, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd., the most recent of which was Senior Vice President, Chief Financial Officer and Corporate Secretary. From 1982 to 1986, Mr. Foletta was with Ernst & Young, most recently serving as an Audit Manager. He is a director of Anadys Pharmaceuticals, Inc. Mr. Foletta earned his B.A. in Business Economics from the University of California, Santa Barbara. He is a Certified Public Accountant and a member of the Financial Executives Institute.

Mr. Rowland has served as our Vice President, Legal, General Counsel, and Secretary since September 2001. In 2005, he was also appointed Chief Compliance Officer. Prior to joining us, Mr. Rowland served in various positions at Alliance Pharmaceutical Corp., including as Vice President beginning in 1999, Secretary beginning in 1998 and General Counsel and Assistant Secretary beginning in 1993. Earlier, Mr. Rowland served as Vice President and Senior Counsel, Finance and Securities, at Imperial Savings Association for four years. For the previous eight years, he was engaged in the private practice of corporate law with the San Diego, California law firm of Gray, Cary, Ames & Fry, and the Houston, Texas law firm of Bracewell & Patterson. He received a J.D. from Emory University.

Dr. Stetsko was appointed Vice President, Operations in September 2004. Dr. Stetsko previously served as Vice President, Product Development since July 2002, and as Executive Director of Preclinical and Product Development from September 2000 to July 2002. Prior to joining us, from 1999 to 2000 he was an independent consultant providing regulatory, quality assurance and product development support to biotech companies. From 1994 to 1999, Dr. Stetsko was responsible for product development at Ligand Pharmaceuticals, most recently as the Senior Director of Pharmaceutical and Analytical Development. From 1987 to 1994, he held a number of management positions at Sterling Winthrop, most recently Associate Director of Pharmaceutical Sciences. Prior to employment at Sterling Winthrop, from 1983 to 1987, Dr. Stetsko was a senior research scientist at Sandoz, Ltd. He received his B.S. in Pharmacy from the University of Rhode Island and his Ph.D. in Industrial and Physical Pharmacy from Purdue University.

Independence of the Board of Directors and its Committees and Corporate Governance

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Amylin, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Ms. Graham, our President and Chief Executive Officer, and Mr. Cook, our Chairman of the Board and our former Chief Executive Officer.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Bryson serves as lead director for these executive sessions. All of the committees of our Board of Directors, with the exception of the Finance Committee, are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards. The Finance Committee is not subject to any independence requirement. In addition, all members of the Compensation and Human Resources Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code, or the Code, and are non-employee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934.

The Board, upon the recommendation of the Nominating and Governance Committee, has adopted Corporate Governance Guidelines, a copy of which can by found on the corporate governance section of our web site, www.amylin.com. These Guidelines are intended to enhance the functioning of the Board and its committees, promote the interests of our stockholders and establish a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. In particular, the Guidelines set forth the practices the Board will follow with respect to: meetings of the Board and its committees; composition of the Board and its committees; director compensation; the selection of the Chairman of the Board, our directors, and our Chief Executive Officer; management succession; expectations of directors; and evaluation of the Board’s, each committee’s and each director’s performance.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation and Human Resources Committee, a Nominating and Governance Committee, and a Finance Committee. Each committee operates pursuant to a written charter, copies of which can be found on the corporate governance section of our web site, www.amylin.com. Each of our Board committees performs an annual self-performance evaluation, which evaluation includes a comparison of the performance of such committee with the requirements of its charter. The performance evaluation also includes a recommendation to the Board of any improvements to the committee’s charter deemed necessary or desirable by such committee. The Board and each of our Board committees has the full power and authority to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or our management.

The following is membership and meeting information for each of our committees during the year ended December 31, 2005, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation and Human Resources Committee		Nominating and Governance Committee		Finance Committee
Ginger L. Graham							X
Joseph C. Cook, Jr.							X	*
Vaughn D. Bryson			X		X	*
Karin Eastham	X
James R. Gavin III, M.D., Ph.D.					X
Howard E. Greene, Jr(1)							X
Terrance H. Gregg			X		X
Jay S. Skyler, M.D., MACP
Joseph P. Sullivan	X						X
Thomas R. Testman	X	*
James N. Wilson			X	*	X
Total meetings in fiscal year 2005	11		6		2		2

*                    Committee Chairperson

(1)          Mr. Greene served on the Audit Committee until February 2006.

Audit Committee

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee has the sole authority to appoint, retain or terminate our independent auditors; approves in advance all audit and permissible non-audit services to be provided to us by our independent auditors; oversees the independence of our independent auditors; evaluates our independent auditors’ performance; oversees and evaluates management’s assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and our independent auditors’ report on management’s assessment; oversees and evaluates our accounting and financial controls; receives and considers our independent auditors’ comments as to accounting and financial controls; discusses with management and our independent auditors the results of the annual audit and our annual financial statements; discusses with management and our independent auditors, as applicable, the results of our independent auditors’ interim review of our quarterly financial statements, as well as our earnings press releases; and approves all related-party transactions that are required to be disclosed by applicable laws, rules or regulation.

Our Board of Directors has determined that Mr. Testman qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. The Board made a qualitative assessment of  Mr. Testman’s knowledge and experience based on a number of factors, including his formal education and prior work experience.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee assists the Board in fulfilling its responsibilities in connection with the compensation of our directors, officers, employees and consultants. It performs this function by establishing and overseeing the administration of our compensation policies for our senior management; reviewing and approving strategies for attracting, developing and motivating management and employees; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved plans or programs. The Compensation and Human Resources Committee also develops a succession plan for our Chief Executive Officer and other key executives and produces an annual report on executive compensation included in this proxy statement. In consultation with the Board, the Compensation and Human Resources Committee conducts annual reviews of the performance of our Chief Executive Officer and establishes her compensation. In consultation with management, the Compensation and Human Resources Committee recommends to the Board annual objectives for Amylin to serve as guidance in making awards under our cash bonus plans and makes recommendations to the Board for our overall achievement of those objectives.

Nominating and Governance Committee

The Nominating and Governance Committee administers the process for determining the selection of candidates for the Board; assesses the composition, operations and performance of the Board and the performance and independence of each director; periodically reviews and assesses our corporate governance guidelines and their application and recommends any changes deemed appropriate to the Board for its consideration; oversees and administers our corporate governance functions on behalf of the Board; oversees and administers compliance matters, to the extent such activities are not delegated to other committees; recommends any changes considered appropriate in the authority, operations, charter, number or membership of the Board or any committee; evaluates the need and, if necessary, develops and institutes a plan or program for the continuing education of our directors; and oversees and reviews with management and the Board the adequacy of, and monitors compliance with, our Guidelines for Shared Business Conduct and related conduct and ethics policies. In addition to its Board nominating role, the Nominating and Governance Committee assists the Board in working to assure that Amylin operates with proper corporate governance principles and practices.

The Nominating and Governance Committee is responsible for determining the Board’s slate of director nominees for election to our Board and the individuals to fill vacancies on our Board occurring between annual meetings of stockholders. The Nominating and Governance Committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the Nominating and Governance Committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the Nominating and Governance Committee’s determination of the Board’s needs, and under the same criteria as set forth below. Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to our Board, who will provide it to the Nominating and Governance Committee. The address for our Board can be found in this proxy statement under the caption “Stockholder Communications with the Board of Directors” or in the corporate governance section of our website at www.amylin.com. Our Bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described in this proxy statement under the caption “When are stockholder proposals due for next year’s annual meeting.”  The Nominating and Governance Committee does not distinguish between nominees suggested by stockholders and other nominees.

In evaluating the suitability of potential candidates for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate’s current knowledge and contacts in the communities in which Amylin does business and in Amylin’s industry or other industries relevant to Amylin’s business; the individual’s ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of Amylin; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The Nominating and Governance Committee has not established any specific minimum qualification standards for nominees to the Board. To date, the Nominating and Governance Committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

Finance Committee

The Finance Committee assists the Board in matters relating to our capital-raising and other financing activities. The Finance Committee considers the ongoing financing needs of Amylin, considers alternative financing mechanisms available to Amylin, makes recommendations to the Board regarding the implementation of appropriate financing mechanisms, and undertakes any other duties or responsibilities expressly delegated to the Finance Committee by the Board from time to time. The Finance Committee charter requires that it consists of at least three directors, one of whom shall be our Chief Executive Officer. All members of the Finance Committee are financially literate and have previous experience with the financing of companies in the United States generally, including securities financing.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met six times during 2005. Each Board member, except Mr. Testman, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a committee member.

Stockholder Communications With The Board Of Directors

Stockholders who wish to communicate with the Board may do so by writing to the Board of Directors, Attn: Corporate Secretary, 9360 Towne Centre Drive, San Diego, California 92121. The Nominating and Governance Committee has established procedures for the handling of communications from stockholders and directed our Corporate Secretary to act as their agent in processing any communications received. Concerns relating to our accounting controls or auditing matters will be referred to the Chair of the Audit Committee. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees are to be forwarded by our Corporate Secretary to our independent directors. Communications that relate to matters that are within the responsibility of one of our Board committees are also to be forwarded by our Corporate Secretary to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted Guidelines for Shared Business Conduct that apply to all of our officers, directors and employees. The Guidelines for Shared Business Conduct are available on our website at www.amylin.com. If we make any substantive amendments to the Guidelines for Shared Business Conduct or grant any waiver from a provision of the Guidelines for Shared Business Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL 2

APPROVAL OF AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN

In December  2000, the Board adopted our 2001 Equity Incentive Plan, or the Incentive Plan, subject to stockholder approval, which was subsequently obtained. In 2003, the Board and our stockholders approved an amendment to the Incentive Plan providing for the issuance of up to 11,500,000 shares of our common stock. In 2005, the Board and our stockholders approved an additional amendment to the Incentive Plan providing for the issuance of up to 18,500,000 shares of our common stock. In February 2006, the Board further amended the Incentive Plan to increase the number of shares of our common stock reserved for issuance under the Incentive Plan by 6,500,000 shares, from 18,500,000 shares to 25,000,000 shares, subject to stockholder approval. The Board determined it was in Amylin’s best interests and our stockholders’ best interests to increase the number of shares available in order to attract and retain talented employees, and remain competitive in our industry and to further align our employees’ interests with those of stockholders. The share reserve in the Incentive Plan, determined at any time, is also automatically increased without any further action by the Board or stockholders by an amount equal to the number of shares of our common stock subject to any outstanding option under our 1991 Stock Option Plan, or the 1991 Option Plan, that expires or is terminated or cancelled following the date that the Incentive Plan was adopted by the Board, which cannot exceed a total increase of 5,275,689 shares. Since the shares of our common stock subject to such expired, terminated or cancelled options under the 1991 Option Plan were authorized to be transferred to the Incentive Plan by stockholders, the Incentive Plan’s share reserve consists entirely of shares that have been previously approved by our stockholders. In addition, if awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of our common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan.

The 2006 amendment, subject to stockholder approval, is intended to increase the number of shares of our common stock authorized for issuance under the Incentive Plan by 6,500,000 shares from 18,500,000 to a total of 25,000,000 shares, plus the amount of any automatic increases described above, so that the total number of shares that may be issued under the Incentive Plan may not exceed in the aggregate 30,275,689 shares. As of April 4, 2006, an aggregate of 16,531,367 shares of our common stock were reserved for issuance in the Incentive Plan, of which awards for 12,628,887 shares had been granted, and 3,902,480 shares were available for future grant. As of April 14, 2006, an aggregate of 18,553,492 shares of our common stock were reserved for issuance under all of our stock option plans, of which awards for 14,651,012 shares had been granted with a weighted average exercise price of $18.33 and a weighted average remaining life of 7.36 years. As of April 4, 2006, there were 123,413,873 shares of our common stock outstanding.

Stockholders are requested in this Proposal 2 to approve the amendment of the Incentive Plan to increase by 6,500,000 shares the number of shares of our common stock authorized for issuance under the Incentive Plan. To be approved, the amendment of the Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2001 EQUITY INCENTIVE PLAN.

The essential features of the Incentive Plan, as amended, are outlined below. Please note that the description of the essential features of the Incentive Plan is qualified in its entirety by reference to the copy of the Incentive Plan, as amended, attached hereto as Appendix A.

General

The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options and restricted stock awards, referred to collectively as awards. Incentive stock options granted under the Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See “—Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the Incentive Plan to provide a means by which our employees, directors and consultants may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. All of our employees, directors and consultants are eligible for awards under the Incentive Plan.

Administration

The terms of the Incentive Plan provide that it be administered by the Board, which has delegated this responsibility to the Compensation and Human Resources Committee. Subject to the provisions of the Incentive Plan, the Compensation and Human Resources Committee has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of our common stock subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. As used below with respect to the Incentive Plan, the “Board” refers to the Compensation and Human Resources Committee, as well as to the Board itself.

Eligibility

Incentive stock options may be granted under the Incentive Plan only to our employees (including officers). Our new and existing employees (including officers), directors, and consultants are eligible to receive all other types of awards under the Incentive Plan.

No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such Amylin plans) may not exceed $100,000.

No employee may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of our common stock during any calendar year. This restriction is referred to as the Section 162(m) Limitation.

Stock Subject to the Incentive Plan

Subject to stockholder approval of Proposal 2, an aggregate of 25,000,000 shares of our common stock will be authorized for issuance in the Incentive Plan, plus the amount of any additional automatic increases to the share reserve in connection with expired, terminated or cancelled options under the 1991 Option Plan, as described above. If this Proposal 2 is approved by our stockholders, then effective as of May 17, 2006, the number of shares available for issuance under the Incentive Plan shall be reduced by (i) one share for each share of common stock issuable pursuant to an option grant, and (ii) 1.37 shares for each share of common stock issued pursuant to a restricted stock award. Our 2003 Non-Employee Directors’ Plan provides for automatic grants of nonstatutory stock options to our non-employee directors in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. All shares of our common stock issuable upon exercise of options granted pursuant to the 2003 Non-Employee Directors’ Plan will be issued out of the shares reserved for issuance under the Incentive Plan. Accordingly, to the extent options are granted pursuant to the 2003 Non-Employee Directors’ Plan, the shares of our common stock available for issuance pursuant to the Incentive Plan will be correspondingly reduced. Awards that expire or otherwise terminate without being fully exercised shall result in an increase in the share reserve of the Incentive Plan or the 2003 Non-Employee Directors’ Plan corresponding to the reduction originally made in respect of the award grant.

Terms of Options

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.   The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “—Eligibility” above), may not be less than 110% of such fair market value. As of April 4, 2006, the closing price of our common stock as reported on the NASDAQ National Market System was $47.25 per share.

The exercise price of options granted under the Incentive Plan must be paid, to the extent permitted by applicable statutes and regulations, either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise.   Options granted under the Incentive Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Options granted pursuant to the 2003 Non-Employee Directors’ Plan that are issued under the Incentive Plan will vest in the amounts and at the times stated in the 2003 Non-Employee Directors’ Plan. Generally, shares covered by currently outstanding options issued by us under the Incentive Plan typically vest during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively referred to as “service”) according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years. From time to time we have granted options having alternative vesting schedules for specified business purposes. Certain options granted under the Incentive Plan also are immediately exercisable, which is commonly referred to as an “early exercise” feature, but are subject to our right to repurchase unvested shares on termination of the optionholders’ service with us. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of any award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such award by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term.   The maximum term of options granted under the Incentive Plan is 10 years, except that in certain cases (see “—Eligibility”) the maximum term is five years. Options granted under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within the period specified in the option after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. For options granted after May 2003, optionees who retire at the age of 55 or older and who have five or more years of continuous service to Amylin at the date of retirement have five years following their retirement to exercise their option. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer or shorter period of time following termination of service. In no event, however, may an option be exercised beyond the expiration of its term.

The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

No Dividend Rights; Restrictions on Transfer.   Options granted under the Incentive Plan do not have dividend equivalent rights attached and are not transferable for consideration. Pursuant to the provisions of the Code, incentive stock options granted under the Incentive Plan may not be transferred by the participant, other than by will or by the laws of descent and distribution, and during the lifetime of the participant, may only be exercised by the participant. However, in the event of a participant’s divorce or legal separation, upon receipt of proof of such divorce or legal separation, the Board has the discretion, but is not required, to amend the terms of the participant’s incentive stock option to provide for either: (i) the transfer of the beneficial ownership of all or a portion of the incentive stock option to the participant’s former spouse, or (ii) the transfer of all or a portion of the incentive stock option, provided that the transferred option shall be deemed a non-statutory stock option as required by applicable law. Nonstatutory stock options granted under the Incentive Plan are transferable to the extent provided in the option agreement. Shares subject to repurchase by us under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate. Participants may not transfer options or early exercised unvested shares for value or consideration without the prior approval of our stockholders.

Cancellation and Re-grant.   Under the Incentive Plan, the Board may not, without stockholder approval, re-price outstanding options and/or cancel outstanding options and substitute new options for the purchase of the same or different numbers of shares of our common stock as the cancelled options.

Restricted Stock Awards

Consideration.   Restricted stock awards may be granted in consideration of past or future services rendered to us.

Vesting.   Shares of stock awarded pursuant to a restricted stock award agreement under the Incentive Plan may, but need not be, subject to a reacquisition option in favor of us in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock award agreement under the Incentive Plan.

Restrictions on Transfer.   As long as the shares remain subject to our reacquisition right under the restricted stock award agreement, the shares may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable restricted stock award agreement. Shares subject to our reacquisition right may not be transferred by the participant for value or consideration without the prior approval of our stockholders.

Adjustment Provisions

In the event of certain transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, the Incentive Plan will be appropriately adjusted as to the class(es) and the maximum number of shares of our common stock reserved for issuance in the Incentive Plan and the Section 162(m) Limitation. Additionally, outstanding awards will be adjusted as to the class(es), number of shares and price per share of our common stock subject to such awards.

Effect of Certain Corporate Events

The Incentive Plan provides that, in the event of a dissolution or liquidation of us, then all outstanding awards under the Incentive Plan shall terminate immediately prior to such dissolution or liquidation. The Incentive Plan further provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations (each, a “corporate transaction”), any surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction. With respect to any awards that are held by other participants, the vesting and exercisability provisions of such awards will not be accelerated and such awards will terminate if not exercised prior to the corporate transaction.

In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions. Pursuant to these provisions, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer ceases employment with us without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the Incentive Plan shall accelerate in full or any reacquisition or repurchase right of us acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on December 13, 2010.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Securities Exchange Act of 1934); (ii) increase the number of shares reserved for issuance; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934 or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and Amylin with respect to participation in the Incentive Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. As of the date of this proxy statement, the maximum long-term capital gains rate for federal income tax purposes is 15% while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

Incentive Stock Options.   Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option with the exception, however, that the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of the disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options and Restricted Stock Awards.   Nonstatutory stock options and restricted stock awards granted under the Incentive Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or us by reason of the grant of the nonstatutory stock option.  Upon exercise of the nonstatutory stock option, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price. Upon acquisition of the restricted stock award, the participant normally will recognize taxable ordinary income equal to the stock’s fair market value on the acquisition date. However, to the extent the stock is subject to certain types of vesting or other restrictions, the taxable event will be delayed until the vesting or other restrictions lapse unless the participant elects to be taxed upon receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options.

Potential Limitation on Our Deductions.   Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to any such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” (ii) the plan under which the award is granted states the maximum number of shares with respect to which awards may be granted during a specified period to any employee and such limitation is approved by the stockholders, and (iii) the exercise or purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

Compensation attributable to restricted stock awards will qualify as performance-based compensation if the award is: (i) granted by a compensation committee comprised solely of “outside directors,” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date the award is granted.

Compensation attributable to restricted stock awards with purchase prices of less than fair market value of the stock on the date of grant will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Plan Benefits

Other than options granted pursuant to the 2003 Non-Employee Directors’ Plan that are issued under the Incentive Plan, awards under the Incentive Plan are discretionary. As of April 4, 2006, no options or restricted stock awards have been granted on the basis of the 6,500,000 share increase for which stockholder approval is sought under this Proposal 2.

The following table presents certain information with respect to awards previously granted under the Incentive Plan as of March 15, 2006 to (i) our named executive officers (as set forth in “Compensation of Executive Officers” below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group.

Name and Position	Number of Shares Underlying Awards Granted (1)
Ginger L. Graham	927,000
President and Chief Executive Officer
Daniel M. Bradbury	416,000
Chief Operating Officer
Alain D. Baron, M.D.	282,000
Senior Vice President, Research
Joann L. Data, M.D., Ph.D.(2)	280,000
Senior Vice President, Corporate Assignments
Orville G. Kolterman, M.D.	287,000
Senior Vice President, Clinical and Regulatory Affairs
All current executive officers as a group	3,685,240
All current directors who are not executive officers as a group	300,000
All employees, other than executive officers, as a group	12,146,128

(1)          The dollar values of these awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

(2)          Dr. Data retired effective December 31, 2005.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

At our 2001 Annual Meeting of Stockholders, our stockholders approved our 2001 Employee Stock Purchase Plan. In 2004, the Board and our stockholders approved an amendment to our 2001 Employee Stock Purchase Plan which, among other things, increased the number of shares of our common stock reserved for issuance under the 2001 Employee Stock Purchase Plan from 1,150,000. On March 23, 2006, the Board further amended the 2001 Employee Stock Purchase Plan to increase the number of shares of our common stock reserved for issuance under the 2001 Employee Stock Purchase Plan by 500,000 shares from 1,150,000 to 1,650,000 shares, subject to stockholder approval (as amended, the “2001 Purchase Plan”). The 2001 Purchase Plan is intended to provide eligible employees of Amylin with the opportunity to acquire an ownership interest in Amylin through participation in an employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code. The current offering under the 2001 Purchase Plan ends on July 31, 2006. As of March 24, 2006, 412,747 shares were available for future issuance under the 2001 Purchase Plan.

Stockholders are requested in this Proposal 3 to approve the amendment of the 2001 Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment of the 2001 Purchase Plan. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

The essential features of the 2001 Purchase Plan are outlined below. Please note that the description of the essential features of the 2001 Purchase Plan is qualified in its entirety by reference to the copy of the 2001 Purchase Plan attached hereto as Appendix B.

Purpose

The purpose of the 2001 Purchase Plan is to provide a means by which our employees may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase our common stock granted under the 2001 Purchase Plan, as amended, are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

Administration

The 2001 Purchase Plan provides that the Board is responsible for administering the 2001 Purchase Plan and has the final power to construe and interpret both the 2001 Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the 2001 Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any subsidiary of Amylin will be eligible to participate in the 2001 Purchase Plan.

The 2001 Purchase Plan also provides that the Board may delegate administration of the 2001 Purchase Plan to a committee. Accordingly, the Board has delegated administration of the 2001 Purchase Plan to the Compensation and Human Resources Committee of the Board. As used below with respect to the 2001 Purchase Plan, the “Board” refers to the Compensation and Human Resources Committee and to the Board.

Offerings

The 2001 Purchase Plan is implemented by offerings of rights to all eligible employees from time to time as determined by the Board. The current offering approved by the Compensation and Human Resources Committee under the 2001 Purchase Plan began on the date of our annual stockholders meeting in 2004  and will end on July 31, 2006, and is divided into five shorter “purchase periods” ending on July 31, 2004 and every six months thereafter. We have not yet determined the length of future offerings.

Eligibility

Any person who is customarily employed more than 20 hours per week and five months per calendar year by Amylin on the first day of an offering or who becomes such during an offering is eligible to participate in that offering.

No employee is eligible to participate in the 2001 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Amylin or of any subsidiary of Amylin (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted in accordance with the Code) under all employee stock purchase plans of Amylin and its affiliates for each calendar year in which such rights are outstanding.

Participation in the Plan

Eligible employees enroll in the 2001 Purchase Plan by delivering to Amylin, within the time period specified by the Board, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the offering.

During 2005, shares of our common stock were purchased for the persons and groups of persons set forth below in the amounts and at the weighted average prices per share under the 2001 Purchase Plan as follows: Ms. Graham purchased 1,828 shares at a weighted average price per share of $17.01; Mr. Bradbury purchased 1,232 shares at a weighted average price of $17.23; Dr. Baron purchased 1,204 shares at a weighted average price per share of $16.63; Dr. Data purchased 235 shares at a weighted average price per share of $16.85; Dr. Kolterman purchased 483 shares at a weighted average price per share of $16.82; all executive officers as a group purchased 9,645 shares at a weighted average price per share of $17.11; and all employees as a group purchased 178,461 shares at a weighted average price per share of $16.82.

Purchase Price

Generally the purchase price per share at which shares of our common stock are sold in an offering under the 2001 Purchase Plan is the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering or the applicable offering date or (ii) 85% of the fair market value of a share of our common stock on the last day of the applicable “purchase period.”

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions before or during the offering. At any time during the offering, a participant in the offering may begin, increase, reduce or terminate his or her payroll deductions as the Board provides in the offering. All payroll deductions made for a participant are credited to his or her account under the 2001 Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account.

Purchase of Stock

In connection with offerings made under the 2001 Purchase Plan the Board may specify a maximum number of shares of our common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of our common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable purchase price. See “Withdrawal” below.

Withdrawal

While each participant in the 2001 Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to Amylin a notice of withdrawal. The 2001 Purchase Plan provides that a participant may withdraw from an offering at any time, unless the offering provides otherwise.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the 2001 Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the 2001 Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering.

Restrictions on Transfer

Rights granted under the 2001 Purchase Plan are not transferable otherwise than by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the 2001 Purchase Plan at any time. The Board also may amend the 2001 Purchase Plan at any time. Any amendment of the 2001 Purchase Plan must be approved by the stockholders to the extent stockholder approval is necessary for the 2001 Purchase Plan to satisfy the requirements of Section 423 of the Code, other applicable laws or regulations, or the rules promulgated by the NASDAQ Stock Market, Inc.

Rights granted before amendment or termination of the 2001 Purchase Plan will not be altered or impaired by any amendment or termination of the 2001 Purchase Plan without the consent of the employee to whom such rights were granted, unless doing so is necessary to comply with any laws or governmental regulations or necessary to ensure that the 2001 Purchase Plan and the rights granted thereunder comply with Section 423 of the Code or if the Company determines that the accounting treatment of purchases under the 2001 Purchase Plan will change in a manner that is detrimental to its best interests.

Effect of Certain Corporate Events

In the event of a disposition of all or substantially all of the assets of Amylin or specified types of mergers of Amylin, the surviving or acquiring corporation either will assume the rights under the 2001 Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that participants’ accumulated payroll deductions will be used to purchase shares of our common stock in the offering immediately prior to any such event.

Stock Subject to 2001 Purchase Plan

Subject to this Proposal 3 being approved by our stockholders, an aggregate of 912,747 shares of our common stock are reserved for issuance under the 2001 Purchase Plan. If rights granted under the 2001 Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of our common stock not purchased under such granted rights again become available for issuance under the 2001 Purchase Plan.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to employees and the Company with respect to participation in the 2001 Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Rights granted under the 2001 Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the first date a participant was eligible to participate in the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the stock as of the beginning of the offering period in which the participant purchased the stock will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the date it was purchased by the applicable participant over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its fair market value on the date it was purchased, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to Amylin by reason of the grant or exercise of rights under the 2001 Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2005, with respect to all of our equity compensation plans in effect on that date (in thousands, except per share amounts).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans, (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	15,736	$17.47	4,614
Equity compensation plans not approved by securityholders	9	6.58	—
Total	15,745	$17.47	4,614

We had the following equity compensation plans in effect as of December 31, 2005 that were adopted with the approval of our stockholders:  the 1991 Option Plan, the Incentive Plan, our 2001 Purchase Plan, our 1994 Non-Employee Directors’ Stock Option Plan, the 2003 Non-Employee Directors’ Plan and our Non-Employee Directors’ Deferred Compensation Plan.

Our stockholders were not asked to, and therefore did not approve the individual compensation arrangement entered into in January 1995 with Joseph C. Cook, Jr., who served as our Chairman and Chief Executive Officer from 1998 to 2003, and continues to serve as an employee and as our Chairman. From 1994 to 1998, Mr. Cook served as a consultant to us under various consulting agreements pursuant to which he received cash compensation and was granted non-qualified stock options. In connection with one of his consulting agreements with us entered into in January 1995, we also entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, each representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of our Company, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit is to be determined based on the closing price per share of our common stock on The NASDAQ National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of our company.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Amylin and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees(1)	$690,441	$483,028
Audit-related Fees(2)	0	25,583
Tax Fees(3)	44,417	85,602
All Other Fees	0	0
Total Fees	$734,858	$594,213

(1)          Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC and consultations on the implementation of new accounting pronouncements.

(2)          Represents fees for the audit of our 401(k) plan. No such services were provided in 2005.

(3)          Represents fees for preparation of federal and state income tax returns and related schedules and calculations, as well as general consultation regarding international, federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

Our Audit Committee charter provides that the Audit Committee will pre-approve all audit and permissible non-audit services to be provided to us by our independent auditors. The Audit Committee pre-approved all audit or non-audit services provided by our independent auditors during 2005.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 15, 2006, except where indicated, by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 111,610,904 shares outstanding on March 15, 2006, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on May 14, 2006, which is 60 days after March 15, 2006. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Beneficial Owner(1)	Number of Shares	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 15, 2006	Percent of Total
Eastbourne Capital Management, L.L.C.(2)	15,928,577	—	14.27%
1101 Fifth Avenue, Suite 160
San Rafael, CA 94901
Wellington Management Company, LLP(2)	11,786,543	—	10.56
75 State Street
Boston, MA 02109
Marsico Capital Management, LLC(2)	10,375,831	—	9.30
1200 17th Street, Suite 1600
Denver, CO 80202
FMR Corp.(2)	8,176,434	—	7.33
82 Devonshire Street
Boston, MA 02109
Paperboy Ventures, LLC	8,000,000	—	7.17
1875 K Street NW, #650
Washington, DC 20006
Steven R. Altman(3)	26,555	20,000	*
Alain D. Baron, M.D.	373,543	363,550	*
Daniel M. Bradbury(4)	569,372	517,320	*
Vaughn D. Bryson(5)	173,013	24,000	*
Joseph C. Cook, Jr.(6)	2,227,827	1,099,203	1.98
Joann L. Data, M.D., Ph.D.(7)	115,694	16,981	*
Karin Eastham	20,000	20,000	*
James R. Gavin III, M.D., Ph.D.	20,000	20,000	*

Ginger L. Graham	1,088,627	958,000	*
Howard E. Greene, Jr.(8)	1,963,259	67,000	1.76
Terrance H. Gregg(9)	72,000	64,000	*
Orville G. Kolterman, M.D.(10)	640,225	520,495	*
Jay S. Skyler, M.D., MACP(11)	197,625	77,000	*
Joseph P. Sullivan	44,000	44,000	*
Thomas R. Testman	58,000	56,000	*
James N. Wilson(12)	114,500	64,000	*
All executive officers and directors as a group (21 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	8,837,796	4,979,790	7.58

*                     Less than one percent.

   (1)  Except as otherwise noted above, the address for each person or entity listed in the table is c/o Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, CA 92121.

   (2)  Derived from information contained on the Form 13G filed by the stockholder for the period ended December 31, 2005.

   (3)  Represents shares beneficially owned by Mr. Altman as of March 28, 2006, the date of his election to our Board of Directors.

   (4)  Includes 38,746 shares held by the Bradbury Family Trust #3, of which trust Mr. Bradbury serves as a co-trustee, and shares voting and dispositive power. Does not include 4,473 shares held by the Bradbury Gift Trust, of which Mr. Bradbury’s minor children are beneficiaries.

   (5)  Includes 128,299 shares held by the Vaughn D. Bryson Irrevocable Trust, U-A 1/14/99, of which Mr. Bryson is the sole beneficiary and 20,714 shares held by the Vaughn D. Bryson 2001 Grantor Trust dated 6/28/2001 of which Mr. Bryson is the sole beneficiary.

   (6)  Includes 108,559 shares owned by Farview Management, L.P., as to which Mr. Cook shares voting and dispositive power with his wife.

   (7)  Dr. Data retired effective December 31, 2005.

   (8)  Includes 66,969 shares held by The Greene Children’s Trust, of which Mr. Greene is a trustee and with respect to which he shares voting and dispositive power with his spouse, and 1,829,290 shares held in The Greene Family Trust, of which Mr. Greene is a trustee and with respect to which he also shares voting and dispositive power with his spouse.

   (9)  Includes 8,000 shares held by The Gregg Family Trust, of which Mr. Gregg is a trustee.

(10) Includes 4,050 shares owned by Dr. Kolterman’s children, 4,473 shares held by the Bradbury Gift Trust, of which trust Dr. Kolterman serves as a trustee and holds voting and dispositive power and 10,516 shares beneficially owned by Dr. Kolterman’s spouse.

(11) Includes 93,000 shares held by The Jay S. Skyler Irrevocable Trust, of which Dr. Skyler is a trustee, 6,675 shares held by Mercedes Bach, Dr. Skyler’s spouse 950 shares held in a trust for which Dr. Skyler is the trustee, and 20,000 shares held by the Jennifer Skyler Living Trust of which Dr. Skyler is a co-trustee.

(12)   Includes 39,000 shares held by the James & Pamela Wilson Trust, of which Mr. Wilson may act as sole trustee and with respect to which he holds voting and dispositive power, 7,500 shares held by the James & Pamela Wilson Family Partnership, of which Mr. Wilson may act as general partner and with respect to which he holds voting and dispositive power, 2,000 shares held by the Scott West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power, and 2,000 shares held by the Taylor West Irrevocable Trust, of which Mr. Wilson is the trustee and with respect to which he holds voting and dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DIRECTOR COMPENSATION

Each non-employee director receives an annual retainer of $30,000, plus $20,000 per year for serving as the chair of the Audit Committee, $10,000 per year for serving as the chair of other committees, and $5,000 per year for serving as Audit Committee members other than the chair. Our directors have the option to elect, on an annual basis, to defer all or a portion of their cash compensation as directors pursuant to our Directors’ Deferred Compensation Plan, or the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded plan designed for the purpose of providing deferred compensation to our directors and highly compensated executives. Our directors’ deferred fees are credited to a deferred stock account in the form of either a range of investment funds or phantom shares of our common stock, based on the market price of the stock at the time the fees otherwise would have been paid to the director. The deferred stock accounts are valued according to fluctuations in the market value of either the investment funds or our common stock. When a participant ceases serving as a director or upon reaching a pre-selected age, the participant will be entitled to receive the value of his or her account either in cash for fund investments or in shares of our common stock for investments in phantom shares of our common stock in a single, lump-sum payment. Participants receiving distributions will be taxed at ordinary income tax rates in the year of distribution. All non-employee directors chose to defer all of their cash compensation for 2005, representing a total of $268,750, through the Deferred Compensation Plan.

In addition to their cash compensation, each non-employee directors receives automatic grants of options to purchase our common stock pursuant to our 2003 Non-Employee Directors’ Plan. The options have an exercise price equal to the fair market value of our common stock on the date of the grant. These automatic option grants consist of options to purchase 20,000 shares when initially elected to the Board and options to purchase 12,000 shares upon being re-elected as directors at an annual stockholder meeting. Options granted upon initial election to the Board vest, so long as those directors’ service with Amylin continues, over a period of four years with one-quarter of each option vesting on the one year anniversary of the date of grant and the remainder vesting in equal daily increments over a three-year period. Options automatically granted to non-employee directors upon re-election at an annual stockholder-meeting vest, so long as those directors’ service with Amylin or its affiliates continues, in equal monthly installments over the course of the following 12 months.

During 2005, we granted options for 12,000 shares each to the seven non-employee directors elected at our 2005 Annual Meeting of Stockholders, at an exercise price per share of $16.23, and granted an option for 20,000 shares to each of Ms. Eastham and Dr. Gavin at an exercise price per share of $30.15 and $39.00, respectively.

Mr. Cook, who served as our Chief Executive Officer from 1998 until September 1, 2003 and continues to serve as our Chairman of the Board, does not receive cash compensation or stock option grants for his service as a director. He continues to serve as our employee and receives an annual salary of $50,000. From 1994 to 1998, Mr. Cook served as a consultant to Amylin. In connection with this consulting arrangement, in January 1995 we entered into a phantom stock unit agreement with Farview Management Co., L.P., a consulting firm of which Mr. Cook is a general partner. Pursuant to the phantom stock agreement, Farview received 9,000 phantom stock units, representing the right to receive cash or shares of our common stock. The phantom stock agreement provides that on the date Mr. Cook ceases to be a consultant to or director of Amylin, we will pay Farview the fair market value of the phantom stock units in cash or shares of our common stock, at our election. The fair market value of each phantom stock unit will be determined based on the closing price of a share of our common stock on The Nasdaq National Market on the last trading day prior to the date that Mr. Cook ceases to be a consultant to or director of Amylin.

We also reimburse our directors for their expenses incurred in connection with attendance at Board meetings.

In addition to the compensation discussed above, Dr. Jay Skyler received compensation from us during 2005 pursuant to a consulting arrangement that has been terminated. Additional information regarding this consulting arrangement can be found below under the caption “Certain Transactions.”

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and to each of our other four most highly compensated executive officers during the fiscal year ended December 31, 2005, who were serving as executive officers as of December 31, 2005, referred to collectively as our named executive officers.

Summary Compensation Table

							Long Term Compensation Awards
	Annual Compensation						Number of
					Other Annual		Shares	All Other
Name and Principal Position	Year	Salary		Bonus (1)	Compensation (2)		Underlying Options	Compensation (3)
Ginger L. Graham	2005	$525,000		$400,000	$80,707	(5)	240,000	$11,355
President and Chief	2004	500,000		117,067	68,290	(5)	175,000	6,884
Executive Officer	2003	195,112	(4)	—	31,488	(5)	512,000	258
Daniel M. Bradbury	2005	389,167		174,200	—		110,000	23,281	(6)
Chief Operating Officer	2004	335,000		110,550	—		100,000	6,884
	2003	335,000		131,667	—		100,000	6,428
Alain D. Baron, M.D.	2005	316,667		132,000	—		65,000	11,355
Senior Vice President,	2004	275,000		90,750	—		65,000	6,824
Research	2003	275,000		108,347	—		65,000	7,362
Orville G. Kolterman, M.D.	2005	316,667		110,000	—		65,000	11,355
Senior Vice President,	2004	275,000		90,750	—		65,000	6,824
Clinical and Regulatory Affairs	2003	275,000		108,347	—		65,000	7,362
Joann L. Data, M.D., Ph.D.(7)	2005	316,667		99,000	37,898	(5)	65,000	30,584	(8)
Senior Vice President,	2004	275,000		74,250	41,102	(5)	65,000	6,824
Corporate Assignments	2003	275,000		95,513	40,136	(5)	65,000	7,362

(1)          Amounts are listed in the year in which bonus was actually paid, however, such bonus is awarded for corporate and individual performance in the previous year.

(2)          As permitted by rules promulgated by the SEC, no amounts are shown for any executive officer where the amounts constitute perquisites not exceeding the lesser of 10% of salary plus bonus or $50,000.

(3)          Unless otherwise indicated, all amounts consist of (a) matching contributions made by us in the form of our common stock under our 401(k) plan and represents the fair market value of our common stock on the calculation date multiplied by the number of shares, and (b) amounts paid as premiums for term life insurance.

(4)          Ms. Graham became our President and Chief Executive Officer on September 1, 2003.

(5)          Represents certain expenses paid by us or reimbursed to Ms. Graham or Dr. Data for certain living expenses and tax gross-ups related thereto.

(6)          In addition to amounts for items described in footnote (3) above, included in “all other compensation” for Mr. Bradbury is the sum of $12,884, representing compensation received in lieu of accrued vacation.

(7)          Dr. Data retired effective December 31, 2005.

(8)          In addition to amounts for items described in footnote (3) above, included in “all other compensation” for Dr. Data is the sum of $19,229, representing cash received in lieu of accrued vacation.

Stock Option Grants and Exercises

We grant options to our executive officers under the Incentive Plan and formerly granted them under the 1991 Option Plan. As of April 4, 2006, options to purchase a total of 1,863,125 shares of our common stock were outstanding under the 1991 Option Plan. As of April 4, 2006, options to purchase a total of 12,628,887 shares of our common stock were outstanding under the Incentive Plan and an additional 3,902,480 shares of our common stock remained available for grant under the Incentive Plan. The 1991 Option Plan has expired and no additional options may be granted thereunder.

The following table provides information regarding grants of options to purchase shares of our common stock to the named executive officers in the fiscal year ended December 31, 2005.

Option Grants in 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted To Employees in 2005(2)	Exercise Price per Share	Expiration Date	5%	10%
Ginger L. Graham	240,000	4.57%	$16.54	05/26/2015	$2,375,270	$6,133,546
Daniel M. Bradbury	110,000	2.10	16.54	05/26/2015	1,088,666	2,811,208
Alain D. Baron, M.D.	65,000	1.24	16.54	05/26/2015	643,302	1,661,169
Orville G. Kolterman, M.D.	65,000	1.24	16.54	05/26/2015	643,302	1,661,169
Joann L. Data, M.D., Ph.D.(4)	65,000	1.24	16.54	05/26/2015	643,302	1,661,169

(1)          Such options vest according to the following schedule: 25% vest one year from the date of grant and the remainder vest monthly over the following three years, subject to acceleration of vesting in the event of a change in control of Amylin.

(2)          Based on options to purchase 5,249,650 shares of our common stock granted to employees, including our named executive officers, during the year ended December 31, 2005.

(3)          Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159% respectively.

(4)          Dr. Data retired effective December 31, 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2005 by each of our named executive officers.

	Number of Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In- the-Money Options at Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ginger L. Graham	30,000	$471,150	469,146	498,854	$8,578,659	$10,033,301
Daniel M. Bradbury	23,199	380,358	356,112	211,834	9,764,306	4,532,279
Alain D. Baron, M.D.	10,148	141,962	238,300	133,250	6,745,934	2,853,044
Orville G. Kolterman, M.D.	62,561	1,539,708	407,036	131,792	12,651,335	2,810,791
Joann L. Data, M.D., Ph.D.(2)	33,502	913,162	170,941	—	4,326,147	—

(1)           The value of an unexercised in-the-money option as of December 31, 2005 is equal to the excess of the closing price of our common stock for that day as reported on the NASDAQ National Market ($39.92) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

(2)           Dr. Data retired effective December 31, 2005.

Employment, Severance and Change of Control Agreements

Ginger Graham became our President and Chief Executive Officer on September 1, 2003, and has served as a director since November 1995. Her employment agreement provides for an annual salary, subject to adjustment, of $500,000 and she is eligible to participate, with other full-time employees, in our cash bonus program. Her employment is “at-will,” and her employment agreement can be terminated by Amylin at anytime. Her employment agreement does not provide for any change in control or severance benefits, other than those provided to all of our officers as described below. In addition, when she became our President and Chief Executive Officer, Ms. Graham received a stock option grant to purchase 500,000 shares of our common stock at an exercise price of $23.00 per share, the fair market value of our common stock on the date the option was granted. The option vests in the following manner: (i) 350,000 shares vest over four years, with 25%, or 87,500, of these shares vesting on September 1, 2004, and the remaining 262,500 shares vest thereafter on a monthly basis over a three year period; (ii) 50,000 shares vested upon the commercial launch of SYMLIN® (pramlintide acetate) Injection; (iii) 50,000 shares vested upon United States Food and Drug Administration, or FDA, acceptance of a New Drug Application for our drug product, BYETTA® (exenatide) Injection; and (iv) 50,000 shares vested upon commercial launch of BYETTA. In addition, under the terms of her employment agreement, we reimburse Ms. Graham or pay for certain living and travel expenses and tax gross-up payments related to these living expenses. Effective March 6, 2006, Ms. Graham’s annual salary was set at $565,000.

In February 2001, we adopted our Change in Control Employee Severance Benefit Plan, or the Change in Control Plan. The Change in Control Plan provides designated employees of Amylin or certain affiliates, if any, who hold the position of vice president, or any position senior to vice president, with certain benefits in the event such employee ceases employment with Amylin without cause or under certain specified circumstances and within 90 days prior to, or within 13 months following specified change of control transactions. An eligible employee will receive continuation of salary for 18 months (24 months in the case of the president, chief executive officer or chief operating officer) in normal regular monthly installments and any bonus such employee would otherwise have received under our annual cash bonus plan then in effect, subject to an employee only being entitled to these benefits if he or she does not have a separate individual agreement with us regarding change of control or severance benefits (other than any agreement regarding equity incentive plans or arrangements, which are not superseded by the Change in Control Plan). As of the date of this proxy statement, none of our named executive officers had separate agreements with us regarding change of control or severance benefits that supersede the Change in Control Plan.

In addition, options granted to officers under the Incentive Plan have included, and it is expected that options granted to officers under the Incentive Plan will continue to include, certain change in control provisions. The Incentive Plan provides that, in the event of a sale, lease or other disposition of all or substantially all of the assets of us or specified types of mergers or consolidations (each, a referred to as a corporate transaction), any surviving or acquiring corporation shall either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan or to substitute similar awards, then, with respect to participants whose service has not terminated as of the time of such corporate transaction, the vesting and the time during which such awards may be exercised will be accelerated in full, and all outstanding awards will terminate if the participant does not exercise such awards at or prior to the corporate transaction.

In addition, if within 90 days prior to, or within 13 months following, the effective date of certain specified change in control transactions, an officer ceases employment with us without cause or under certain other specified circumstances, then generally the vesting and exercisability of the options an officer holds that were issued under the Incentive Plan shall accelerate in full or any reacquisition or repurchase right of us acquired pursuant to any early exercise of such options, if permitted, shall lapse in full. The acceleration of an option in the event of an acquisition, change in control or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) has adopted the following report on executive compensation. First, the report explains the Compensation Committee’s role in establishing the compensation philosophy, programs, and policies for Amylin. Second, the report describes the Compensation Committee’s philosophy for providing compensation to attract, retain and motivate executive talent; hold them accountable for performance; and align their interests with those of stockholders. Third, the report describes how this philosophy is reflected in the structure and mix of the executives’ compensation. Finally, the report explains the rationale for 2005 cash and equity compensation for the Chief Executive Officer of Amylin.

The Company has devoted substantial attention to the subject of corporate governance, including with respect to the Compensation Committee. Accordingly, as required by the Compensation Committee’s charter, the Compensation Committee is composed exclusively of non-employee, independent directors in the opinion of the Board and pursuant to rules of the NASDAQ Stock Market, Inc. and other applicable law. Our Compensation Committee during 2005 consisted of Messrs. Bryson, Gregg, and Wilson. Mr. Altman joined the Compensation Committee upon his election to the Board March 28, 2006.

The Compensation Committee is responsible for establishing and administering our executive compensation arrangements for all of Amylin’s executive officers, including the Chief Executive Officer. It also exercises oversight of the Company’s compensation practices, including strategies for attracting, developing and motivating employees. To assist the Compensation Committee with its responsibilities, it is regularly provided with briefing materials and retains an independent compensation consultant who reports directly to the Compensation Committee. The Compensation Committee reports to the Board of Directors on its actions and recommendations and regularly meets in executive session without members of management present. Although the Board has delegated authority with respect to the Company’s executive and general employee compensation programs and practices to the Compensation Committee, the Board also reviews the Chief Executive Officer’s compensation, as well as Company’s general compensation programs, each year.

Compensation Philosophy

Amylin’s compensation philosophy provides for programs that attract, retain and motivate highly talented people, while remaining equitable and cost effective. Commencing in 2005 and continuing into 2006, the Compensation Committee reviewed the Company’s executive compensation programs and practices. The Compensation Committee determined that while Amylin’s executive compensation philosophy remains appropriate, there should be an increased emphasis on corporate performance in 2006. Amylin’s executive compensation is designed to be competitive and to motivate officers by aligning a substantial portion of their compensation with the achievement of strategic corporate goals.

As in prior years, for 2005, the Compensation Committee reviewed the compensation for our executives against the compensation provided to executives in comparable positions at peer companies. The peer group we examine to assess the competitiveness of our executive compensation includes biopharmaceutical and biotech companies that are similar in size and business stage to Amylin. A majority of the companies in the peer group are included in the market indices in the graph included under “Performance Measurement Comparison” in this proxy statement.

For 2005, the Compensation Committee established target total compensation levels for each officer, including our Chief Executive Officer, based on this peer group data.

Compensation Mix and Measurement

Our executive compensation mix consists of a competitive salary, a cash bonus, and equity incentives, which are intended to provide long-term incentives tied to increases in the value of our company. Amylin utilizes equity incentives for all of our employees, including executives, through our Incentive Plan, our Employee Stock Purchase Plan, and our 401(k) plan. In addition, each of our officers is also eligible to participate in our Deferred Compensation Plan and our Change in Control Employee Severance Benefit Plan.

Salary.   The Compensation Committee determined the target salary for each officer for 2005 and 2006 based on the level of responsibility and experience of the officer, evaluation of the officer’s individual performance, and the peer group data discussed above.

Annual Cash Bonus.   Amylin has a cash bonus plan for executive officers called the Executive Cash Bonus Plan. In the Compensation Committee’s view, the use of annual cash bonuses creates a direct link between executive compensation and business performance. The Executive Cash Bonus Plan is not contained in a formal written document, but a summary of the manner in which executive officer cash bonuses were determined for performance in 2004 and 2005, and how they will be determined for performance in 2006, is set forth below.

For 2004 and 2005 performance, Amylin’s executive officers were entitled to earn cash bonuses primarily based upon the achievement of certain specified objectives relating to the Company’s performance. The Board establishes corporate performance objectives for each fiscal year. Following the end of the year, the Board determines the extent to which these objectives were attained. Each executive officer’s bonus was based on the level of accomplishment against his or her predetermined annual performance objectives and on the Company’s level of accomplishment against the predetermined annual corporate performance objectives. The Compensation Committee retained the discretion to adjust cash bonuses as it deemed appropriate.

The corporate objectives established by the Board for 2004 related to regulatory milestones, clinical trial milestones, organizational effectiveness, and financial performance. The Board determined that the Company achieved these objectives at an 80% level, and bonuses were paid in 2005 based upon that assessment.

The corporate objectives established for 2005 related to commercialization objectives, pipeline advancement objectives, organizational effectiveness, and financial performance. In March 2006, the Board determined the Company achieved these objectives at a 100% level and bonuses were paid in 2006 based upon that assessment.

Also in March 2006, the Compensation Committee amended the Executive Cash Bonus Plan to provide that our executive officers’ cash bonuses going forward will be based solely upon the achievement of certain specified corporate objectives. The corporate objectives established for 2006 for purposes of the Executive Cash Bonus Plan relate to product revenue and research and development. The Compensation Committee retains the discretion to adjust cash bonuses as it deems appropriate.

Equity Incentives.   Equity incentives are provided to officers through our Incentive Plan and our Employee Stock Purchase Plan, and, at the discretion of the Board, our 401(k) Plan. All of our employees are generally eligible to participate in these plans. Equity-based incentives are provided to employees and officers to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners rather than solely as employees.

Stock options under our Incentive Plan have an exercise price equal to fair market value at time of grant, have a term of 10 years and are tied to the market valuation of our common stock, which provides an additional incentive for employees, including officers, to increase stockholder value. Our stock options are generally subject to vesting over four years, with vesting tied to continued employment. Employees receive value from these stock options only if the price of our common stock increases.

The Compensation Committee determines option grant levels to officers after considering the level of responsibility, experience and contributions of each officer, as well as peer group data. Generally, the Compensation Committee grants options to officers annually as part of the performance review process for each officer.

401(k) Plan Matching Contribution.   Since 1997, the Board has approved a discretionary 401(k) matching contribution for all 401(k) plan participants. The match has historically been equal to 50% of the first six percent of the eligible earnings that each participant contributed to the plan. The match has historically been made in the form of our common stock. Matching contributions are subject to a vesting schedule based on years of service with Amylin. All of our employees are generally eligible to participate in our 401(k) plan. In early 2006, in recognition of Amylin’s performance during 2005, the Board approved a matching contribution for 2005 equal to 75% of the first six percent of eligible earnings each participant contributed to the plan.

Deferred Compensation Plan.   We maintain a Deferred Compensation Plan that allows officers to defer receipt of their salary and/or annual cash bonus into cash accounts that mirror the gains and/or losses of several different investments and investment funds selected by Amylin. For 2005, participants were permitted to defer up to 80% of salary and 100% of annual cash bonus until the date(s) they have specified. Amylin is not required to make any contributions to the Deferred Compensation Plan. Amylin does not fund the Deferred Compensation Plan, and participants have an unsecured contractual commitment by Amylin to pay the amounts due under the Deferred Compensation Plan. When such payments are due, cash will be distributed from our general assets.

Review of All Components of Executive Compensation

The Compensation Committee has reviewed tally sheets which contain information on all components of the compensation provided to Amylin’s executive officers, including base salary, annual bonus, long-term equity compensation, accumulated unrealized stock option values, and perquisites and other personal benefits. In addition, the Compensation Committee reviewed the key terms of Ms. Graham’s employment agreement, which is the only written employment agreement we have with an executive officer. Other than the Change in Control Plan and our Incentive Plan, each of which are described in this proxy statement, we have no obligations to any officer or employee in the event of retirement or severance.

Chief Executive Officer Compensation

In 2005, Ginger L. Graham, our President and Chief Executive Officer, received $525,000 in salary. In early 2005, the Compensation Committee authorized and paid a cash bonus to Ms. Graham of $400,000 for the achievement of corporate objectives in 2004. Additionally, Ms. Graham received stock options to purchase 240,000 shares of our common stock at an exercise price of $16.54 per share during fiscal 2005. In early 2006, the Compensation Committee authorized and paid a cash bonus to Ms. Graham of $525,000 for the achievement of corporate objectives in 2005. Effective March 6, 2006, Ms. Graham’s annual salary was set at $565,000.

Ms. Graham’s salary is reviewed annually by the Compensation Committee in consultation with the full Board. The Compensation Committee’s approach to establishing Ms. Graham’s compensation is to be competitive with comparable companies identified in our peer group analysis and to have a significant portion of her compensation depend on the achievement of corporate objectives. In determining the amount of Ms. Graham’s cash bonus for fiscal 2005, the Compensation Committee recognized Ms. Graham’s leadership in helping us achieve the corporate goals related to commercialization, pipeline advancement, organizational effectiveness, and financial performance.

Corporate Tax Deduction for Compensation in Excess of $1 Million a Year

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing Amylin’s executive compensation programs, we believe that it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). While our stock options are intended to qualify as “performance-based compensation” (as defined in the Code), amounts paid under our other compensation programs may not qualify.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

James N. Wilson, Chair
Vaughn D. Bryson
Terrance H. Gregg

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee is comprised solely of independent directors as defined in applicable NASDAQ and SEC regulations, and operates under a written charter approved by the Board. This charter is available on the corporate governance section of our website, www.amylin.com. Messrs. Greene, Sullivan and Testman served on our Audit Committee for all of 2005. Ms. Eastham joined the Audit Committee upon her election to our Board in September 2005. Effective February 2006, Mr. Greene no longer serves on the Audit Committee.

Management is responsible for the financial statements, the corporate accounting and financial reporting processes, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Our independent auditors are responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of the effectiveness of internal control over financial reporting. Our independent auditors are also responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has met and held discussions with management and our independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting at December 31, 2005 with management and our independent auditors.

The Audit Committee and our independent auditors discussed the auditors’ independence from Amylin and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees). The Audit Committee also discussed with our independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee met 11 times during 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

THE AUDIT COMMITTEE:

Thomas R. Testman, Chair
Karin Eastham
Howard E. Greene, Jr.
Joseph P. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As indicated above, the Compensation and Human Resources Committee consists of Messrs. Altman, Bryson, Gregg and Wilson. No member of the Compensation and Human Resources Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or served during 2005 on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Human Resources Committee.

CERTAIN TRANSACTIONS

Dr.   Jay S. Skyler, one of our directors, had a consulting arrangement with us pursuant to which he was granted five stock options to purchase an aggregate of up to 40,000 shares of our common stock. Two of the five options were each for 5,000 shares of our common stock, and the remaining three options were each for 10,000 shares of our common stock. The options have exercise prices per share of $0.938 and $1.344 for the two options for 5,000 shares of our common stock, and $1.031, $9.40 and $11.5625, respectively, for the three options for 10,000 shares of our common stock. The exercise prices of the options are equal to the fair market value of our common stock on the respective dates of grant. The three options for 10,000 shares of our common stock vest according to a schedule based on the amount of services provided by Dr. Skyler under the consulting arrangement. As of December 31, 2005 the option for 10,000 shares of our common stock at an exercise price of $1.031 per share and each of the two options for 5,000 shares of our common stock were fully vested and had been fully exercised, the option for 10,000 shares of our common stock at an exercise price of $11.5625 was fully vested and had not been exercised, and the remaining option for 10,000 shares at an exercise price of $9.40 had vested with respect to 8,858 shares and had not been exercised. In the first quarter of 2006, the remaining option fully vested. Effective March 21, 2006, the consulting agreement terminated and Dr. Skyler no longer provides consulting services to us.

The spouse of Dr. Orville Kolterman is employed at Amylin in a non-officer position. Her salary and bonus in 2005 totaled approximately $120,853, and are commensurate with the compensation of other Amylin employees in similar positions.

Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers, and may indemnify other employees and other agents, to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify each director and officer for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action arising out of the person’s services as a director or officer of us. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Amylin under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following graph compares total stockholder returns of Amylin for the past five years to two indices: the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies), or the NASDAQ-US, and the NASDAQ Pharmaceutical Index, or the NASDAQ-Pharmaceutical. The total return for our common stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on our common stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The NASDAQ-US tracks the aggregate price performance of equity securities of U.S. companies traded on the NASDAQ National Market System, or the NMS. The NASDAQ-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NMS.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AMYLIN PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

*                    $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.

Fiscal year ending December 31.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We have adopted “householding,” and a number of broker, banks or other agents with account holders who are stockholders of Amylin will be “householding” our proxy materials. Stockholders who participate in householding will continue to receive separate proxy cards. Beneficial stockholders can request information about householding from their banks, brokers, other holders of record, or our Investor Relations Department. If you participate in householding and wish to receive a separate copy of our 2005 annual report and proxy statement, or if you wish to receive separate copies of future annual reports and proxy statements, please call us at 858-552-2200, extension 7299 or write to: Investor Relations, 9360 Towne Centre Drive, San Diego, California 92121. We will deliver the requested documents to you promptly upon your request.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Ginger L. Graham
President and Chief Executive Officer
San Diego, California
April 17, 2006

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC is available without charge upon written request to: Investor Relations, Amylin Pharmaceuticals, Inc., 9360 Towne Centre Drive, San Diego, California 92121.

Appendix A

AMYLIN PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

1.                 Purposes and Relationship with the Company’s 2003 Non-Employee Directors’ Stock Option Plan.

(a)   Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b)   Available Stock Awards.   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards:  (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) restricted stock awards.

(c)   General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d)   Relationship with the Company’s 2003 Non-Employee Directors’ Stock Option Plan.   All Non-Employee Director Options shall be deemed to have been issued under and pursuant to the terms of the Plan and subject to all the terms and conditions of the Plan except to the extent otherwise provided for in the Non-Employee Directors’ Plan. In the event that any of the terms or conditions of the Plan are inconsistent with or in conflict with any of the terms or conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options, the terms and conditions of the Non-Employee Directors’ Plan or the Non-Employee Director Options shall control.

2.                 Definitions.

(a)   “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)   “Annual Meeting” means the annual meeting of the stockholders of the Company.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Code” means the Internal Revenue Code of 1986, as amended.

(e)   “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(f)   “Common Stock” means the common stock of the Company.

(g)   “Company” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(h)   “Consultant” means any person, including an advisor, whether an individual or an entity, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(i)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated by reason of a change in the capacity in which such Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which such Participant renders such service, provided that there is otherwise no interruption or termination of such Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(j)   “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k)   “Director” means a member of the Board of Directors of the Company.

(l)   “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m)   “Employee” means any person employed by the Company or an Affiliate. A person shall not be deemed an Employee by reason of such person’s service as a Director and/or payments of director’s fees to such person.

(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)   “Fair Market Value”   means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)   “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r)   “Non-Employee Director Option” means a nonstatutory stock option granted pursuant to the Non-Employee Directors’ Plan.

(s)   “Non-Employee Directors’ Plan” means the Company’s 2003 Non-Employee Directors’ Stock Option Plan.

(t)   “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)   “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan or a Non-Employee Director Option.

(w)   “Option Agreement”   means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x)   “Optionholder”   means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y)   “Outside Director”   means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(z)   “Participant”   means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(aa)   “Plan”   means this Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Equity Incentive Plan.

(bb)   “Rule 16b-3”   means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(cc)   “Securities Act”   means the Securities Act of 1933, as amended.

(dd)   “Stock Award”   means any right granted under the Plan, including an Option and a restricted stock award.

(ee)   “Stock Award Agreement”   means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)   “Ten Percent Stockholder”   means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                 Administration.

(a)   Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)   Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or a Stock Award as provided in Section 12.

(iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

(c)   Delegation to Committee.

(i)    General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)   Committee Composition when Common Stock is Publicly Traded. Notwithstanding any contrary provision of subparagraph 3(c)(i) of this Plan, at such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)   Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.                 Shares Subject to the Plan.

(a)   Share Reserve.   Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, an aggregate of twenty-five million (25,000,000) shares of Common Stock shall be authorized for issuance pursuant to Stock Awards; provided, however, such aggregate number shall increase automatically without further Board action or stockholder approval, as and to the extent that options to purchase Common Stock issued under the Company’s 1991 Stock Option Plan (the “1991 Plan”) expire, terminate or otherwise cancel prior to exercise following the date the Plan is approved by the Board, by the number of shares underlying such expired, terminated or canceled options issued under the 1991 Plan, subject to a maximum increase of five million two hundred seventy-five thousand six hundred eighty-nine (5,275,689) shares. Accordingly, subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate thirty million two hundred seventy-five thousand six hundred eighty-nine (30,275,689) shares of Common Stock. Effective as of February 15, 2006, subject to Section 4(b), the number of shares of Common Stock available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Common Stock issued pursuant to an Option under the Plan, and (ii) one and thirty-seven hundredths (1.37) of a share for each share of Common Stock issued pursuant to a restricted stock award under the Plan.

(b)   Reversion of Shares to the Share Reserve.   If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and thirty-seven hundredths (1.37) of a share against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and thirty-seven hundredths (1.37) of a share.

(c)   Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                 Eligibility.

(a)   Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)   Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)   Section 162(m) Limitation.   Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(d)   Consultants.   A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.                 Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)   Term.   Subject to the provisions of subsection 5(b) regarding the maximum term of Incentive Stock Options granted to Ten Percent Stockholders, no Incentive Stock Option or Nonstatutory Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)   Minimum Exercise Price of an Option.   Subject to the provisions of subsection 5(b) regarding the minimum exercise price of Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option and Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.(1)

(c)   Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

(d)   Transferability of an Incentive Stock Option.   Pursuant to provisions of the Code, an Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder’s divorce, upon receipt of proof of such divorce, the Board in its discretion may, but shall have no obligation to, amend the terms of an Incentive Stock Option to provide for either (i) the transfer of the beneficial ownership of all or a portion of the Incentive Stock

(1)          Code Section 424(a) applies to the substitution of a new option for an old option, or an assumption of an old option, by an employer corporation or a parent or subsidiary of such corporation, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation if (1) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the options immediately before such substitution or assumption over the aggregate option price of such shares; and (2) the new option or the assumption of the old option does not give the employee additional benefits which he or she did not have under the old option.

Option to the Optionholder’s former spouse, or (ii) the transfer of all or a portion of the Incentive Stock Option, provided that the transferred Option shall be deemed a Nonstatutory Stock Option to the extent required by applicable law. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e)   Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, in the event of the Optionholder’s divorce or legal separation, all or a portion of the Nonstatutory Stock Option shall be transferable upon receipt of proof of such divorce or legal separation and in accordance with the terms of such divorce or legal separation. In addition to the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f)   Vesting Generally.   The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)   Termination of Continuous Service.   In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is determined by the Board (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the case of an Incentive Stock Option, to the extent the Board intends that the Option remain an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)   Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)   Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)   Death of Optionholder.   In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d) or 6(e), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)   Early Exercise.   The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.                 Provisions of Restricted Stock Awards.

Each restricted stock award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of the restricted stock award agreements may change from time to time, and the terms and conditions of separate restricted stock award agreements need not be identical, but each restricted stock award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)   Consideration.   A restricted stock award may be granted in consideration for past or future services rendered to the Company or an Affiliate for its benefit.

(b)   Vesting.   Shares of Common Stock acquired under the restricted stock award agreement may, but need not, be subject to a share reacquisition option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(c)   Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock award agreement.

(d)   Transferability.   Shares of Common Stock issued pursuant to the restricted stock award shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock award agreement remains subject to the Company’s reacquisition right under the terms of the restricted stock award agreement.

8.                 Covenants of the Company.

(a)   Availability of Shares.   During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)   Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, the Non-Employee Directors’ Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)   Cancellation and Re-Grant of Options.   The Board shall not have the authority to effect, at any time, without stockholder approval, either (1) the repricing of any outstanding Options under the Plan and/or (2) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

9.                 Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.          Miscellaneous.

(a)   Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)   Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)   No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)   Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)   Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)   Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g)   Transferability of Stock Awards for Value or Consideration.   Notwithstanding anything to the contrary set forth herein, Participants may not transfer Stock Awards for value or consideration pursuant to the provisions of subsections 6(d), 6(e) or 7(d) of the Plan without the prior approval of the Company’s stockholders.

11.          Adjustments upon Changes in Stock.

(a)   Capitalization Adjustments.   If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to Option grants to any Employee pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)   Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c)   Asset Sale, Merger, Consolidation or Reverse Merger.   In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Corporate Transaction”), then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction for those outstanding under the Plan).  In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction.  With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.          Amendment of the Plan and Stock Awards.

(a)   Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)   Stockholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)   Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)   No Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)   Amendment of Stock Awards.   Subject to the restrictions of subsection 8(c), the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.          Termination or Suspension of the Plan.

(a)   Plan Term.   The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.          Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a restricted stock award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.          Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

AMYLIN PHARMACEUTICALS, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1.                 PURPOSE.

(a)   The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b)   The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c)   The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.                 DEFINITIONS.

(a)   “BOARD” means the Board of Directors of the Company.

(b)   “CODE” means the Internal Revenue Code of 1986, as amended.

(c)   “COMMITTEE” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d)   “COMMON STOCK” means the common stock of the Company.

(e)   “COMPANY” means Amylin Pharmaceuticals, Inc., a Delaware corporation.

(f)    “CORPORATE TRANSACTION” means any one or more of the following events:

(i)    a sale, lease or other disposition of all or substantially all of the assets of the Company;

(ii)   a merger or consolidation in which the Company is not the surviving corporation; or

(iii)  a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

(g)   “DIRECTOR” means a member of the Board.

(h)   “ELIGIBLE EMPLOYEE” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(i)    “EMPLOYEE” means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(j)    “EMPLOYEE STOCK PURCHASE PLAN” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(k)   “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(l)    “FAIR MARKET VALUE” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(m)  “OFFERING” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(n)   “OFFERING DATE” means a date selected by the Board for an Offering to commence.

(o)   “OFFICER” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p)   “PARTICIPANT” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(q)   “PLAN” means this Amylin Pharmaceuticals, Inc. 2001 Employee Stock Purchase Plan, as amended.

(r)   “PURCHASE DATE” means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(s)   “PURCHASE PERIOD” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

(t)    “PURCHASE RIGHT” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(u)   “RELATED CORPORATION” means, with respect to the Company, any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(v)   “SECURITIES ACT” means the Securities Act of 1933, as amended.

(w)   “TRADING DAY” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.                 ADMINISTRATION.

(a)   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)   The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii)   To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii)  To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)  To amend the Plan as provided in Section 15.

(v)    Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c)   The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.                 SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a)   Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate one million six hundred fifty thousand (1,650,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(b)   The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.                 GRANT OF PURCHASE RIGHTS; OFFERING.

(a)   The Board may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b)   If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.                 ELIGIBILITY.

(a)   Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b)   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)    the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)   the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii)  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c)   No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d)   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)   Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.                 PURCHASE RIGHTS; PURCHASE PRICE.

(a)   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such earlier or later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b)   The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c)   In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d)   The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

(i)    an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)   an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.                 PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)   A Participant may elect to authorize payroll deductions pursuant to an Offering by delivering an enrollment form to the Company within the time specified in the Offering, in such form as the Company may provide or as otherwise provided for in the Offering. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant’s Earnings (as defined in each Offering) before or during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b)   At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such

Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)   Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

(d)   Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e)   The Board may specify in an Offering that potential Participants in the Offering may elect to have payroll deductions relating to the Offering made prior to the Offering’s commencement. In such event, the Board may specify in the Offering the procedures for potential Participants to follow to authorize or change such payroll deductions, the time or times when such payroll deductions may be made, such potential Participants’ withdrawal rights with respect to the Offering, and other related matters.

9.                 EXERCISE.

(a)   On each Purchase Date during an Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

(b)   If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount, of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

(c)   No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.          COVENANTS OF THE COMPANY.

(a)   During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

(b)   The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.          USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.          RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.          DESIGNATION OF BENEFICIARY.

(a)   A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b)   The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.          ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a)   If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation,

reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)   In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.          AMENDMENT OF THE PLAN.

(a)   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b)   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

(c)   The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)   The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except

(i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.          MISCELLANEOUS PROVISIONS.

(a)   The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b)   The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

ADMISSION TICKET 2006 ANNUAL MEETING OF STOCKHOLDERS
When:	Where:
Wednesday, May 17, 2006	Amylin Headquarters
10:00 AM Pacific Time	9360 Towne Centre Drive
San Diego, CA 92121
This ticket will be required to
admit you to the meeting. Please
print your name and address and	Name
present this ticket at the door.
Address
City, State and Zip Code
COMPLIMENTARY PARKING PASS
For complimentary parking, please place this pass on the dashboard of your car when entering the parking lot.

Wednesday, May 17, 2006
10:00 a.m. Pacific Time

Amylin Headquarters
9360 Towne Centre Drive
San Diego, CA 92121

Refreshments will be served.

For more detailed directions,
please call (858) 552-2200 and
ask for Stockholder Meeting
Services

AMYLIN PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2006

The undersigned hereby appoints Ginger L. Graham, Mark G. Foletta and Daniel M. Bradbury, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Amylin Pharmaceuticals, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters, located at 9360 Towne Centre Drive, San Diego, California, 92121, on Wednesday, May 17, 2006, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

AMYLIN PHARMACEUTICALS, INC. c/o AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10038

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amylin Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

AMYLIN PHARMACEUTICALS, INC.

The Board of Directors recommends a vote for the nominees for director listed below.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee(s)’ number(s) on the line below.

Nominees:	01) Steven R. Altman, 02) Vaughn D. Bryson, 03) Joseph C. Cook, Jr., 04) Karin Eastham,
05) James R. Gavin III, 06) Ginger L. Graham, 07) Howard E. Greene, Jr., 08) Jay S. Skyler, 09) Joseph P. Sullivan, 10) Thomas R. Testman 11) James N. Wilson

The Board of Directors recommends a vote for Proposal 2					For	Against	Abstain

Proposal 2:	To approve an increase of 6,500,000 shares in the aggregate number of shares of the				☐	☐	☐
Company’s common stock authorized for issuance under the Company’s 2001 Equity Incentive Plan.

The Board of Directors recommends a vote for Proposal 3					For	Against	Abstain

Proposal 3:	To approve an increase of 500,000 shares in the				☐	☐	☐
aggregate number of shares of the Company’s common stock authorized for issuance under the Company’s 2001 Employee Stock Purchase Plan.

The Board of Directors recommends a vote for Proposal 4					For	Against	Abstain

Proposal 4:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature [Joint Owners]				Date